UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2012

SMITHFIELD FOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-15321	52-0845861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia		23430
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Tender Offer and Notes Offering

On July 18, 2012, Smithfield Foods, Inc. (the “Company”) issued a press release announcing that it has commenced an offer to purchase for cash any and all of its outstanding 7.75% Senior Unsecured Notes due 2013 and any and all of its outstanding 10% Senior Secured Notes due 2014 (the “Tender Offer”).

In addition, on July 18, 2012, the Company issued a press release announcing that it plans to offer $650 million aggregate principal amount of senior notes due 2022 in a registered underwritten public offering (the “Notes Offering”).

The foregoing is qualified by reference to the press releases that are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Revised Outlook - Hog Production Segment

On July 18, 2012, the Company provided the following updated outlook with respect to its Hog Production segment.

The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Outlook,” beginning on page 32 of the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012, is updated as follows with respect to the Hog Production segment. The outlook for our other segments remains materially unchanged from the discussion in our Annual Report on Form 10-K for the fiscal year ended April 29, 2012.

Hog Production

Recent concerns about drought conditions in the United States have caused sharp increases in feed grain prices. However, we expect hedge positions placed prior to the run-up in grain prices will mitigate, to a meaningful extent, the negative impact on our raising costs. In fiscal 2013, we now expect raising costs to average in the mid $60s per hundredweight throughout the fiscal year, as the blended effect of hedge gains and higher spot corn prices are averaged into cost over the course of the year.

Notwithstanding concerns about U.S. drought conditions, we believe a balance domestically, between restrained supply of pork and other proteins, coupled with healthy exports, is supportive of modest hog production profitability going forward. We expect marginal profitability in the Hog Production segment for the full fiscal year, with operating margins for fiscal 2013 below our normalized range of $10-$15 per head. While the current futures strip does not yet support these profitability levels, the relative health of U.S. pork fundamentals, existing risk management positions, and relatively high hog prices provide the basis for our outlook for the full fiscal year.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 18, 2012, related to the Tender Offer

99.2	Press Release, dated July 18, 2012, related to the Notes Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

By:	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

Date: July 18, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 18, 2012, related to the Tender Offer

99.2	Press Release, dated July 18, 2012, related to the Notes Offering